Exhibit 1.1

[______] UNITS

EACH UNIT CONSISTING OF

ONE SHARE OF COMMON STOCK

AND

ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

GENERATION INCOME PROPERTIES, INC.

UNDERWRITING AGREEMENT

[______], 2021

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, NY 10022

Acting severally on behalf of itself

and as Representative of the several Underwriters

named on Schedule 1(a) annexed hereto.

Ladies and Gentlemen:

Generation Income Properties, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions contained herein (this “Agreement”), to sell to you and the other underwriters named on Schedule 1(a) to this Agreement (the “Underwriters”), for whom Maxim Group LLC (“Maxim”) is acting as Representative (the “Representative,” “you” or similar terminology), an aggregate of [___] units (the “Firm Units”), with each Unit consisting of one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock, in the form attached hereto as Exhibit C (“Warrant”). The respective amounts of the Units to be purchased by each of the several Underwriters are set forth opposite their names on Schedule 1(a) hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional [___] Units (the “Option Units,” together with the Firm Units, the “Units”) from the Company for the purpose of covering over-allotments in connection with the sale of the Firm Units.

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”), a Registration Statement (as hereinafter defined) on Form S-11 (File No. 333-235707), including a preliminary prospectus relating to the Units, Shares, Warrants, the shares of Common Stock underlying the Warrants (“Warrant Shares”), and Representative’s Securities (collectively, the “Securities”), and such amendments thereof, as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits, financial statements and schedules and all documents and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended at the time and on the date it is declared effective by the Commission (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to and within the time limits described in Rule 424(b) of the Rules.

The Company and Generation Income Properties, L.P., a Delaware limited partnership of which the Company is the sole general partner (the “Operating Partnership” and together with the Company, the “Transaction Entities”), each understand that the Underwriters propose to make a public offering of the Units (the “Offering”), as set forth in and pursuant to the Statutory Prospectus (as hereinafter defined) and the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representative deems advisable. Each of the Transaction Entities hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus, and each Issuer Free Writing Prospectus, if any (as hereinafter defined) and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

Concurrently with or immediately following the Closing Date (as hereinafter defined), the Company will contribute the net proceeds of the Offering to the Operating Partnership in exchange for a number of common units of the interest in the Operating Partnership (the “OP Units”) that is equivalent to the number of Units sold to the Underwriters.

1. Sale, Purchase, Delivery and Payment for the Securities. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, an aggregate of [__] Units, consisting of [__] shares of Common Stock (“Shares”) and Warrants to purchase [__] shares of Common Stock, in the amounts set forth opposite the name of such Underwriter on Schedule 1(a) to this Agreement, subject to adjustment in accordance with Section 8 hereof. Each of the Underwriters agrees, severally and not jointly, to purchase the Firm Units at a purchase price of $[___] per Unit (the “Unit Purchase Price”), representing a 9% discounted price from the price the Underwriters shall sell the Units to the public. The Units are to be offered initially to the public at the price of $[__] per Unit. The Shares and Warrants included in the Units will trade separately on the 31st day following the date hereof unless the Representative determines to allow earlier separate trading. Notwithstanding the immediately preceding sentence, in no event will the Shares and Warrants included in the Units trade separately until the Company has filed with the Commission a Current Report on Form 8-K and issued a press release announcing when such separate trading will begin.

(b) The Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, up to [__] Option Units, representing 15% of the Firm Units at the Unit Purchase Price. The number of Option Units to be purchased by each Underwriter shall be the same percentage (adjusted by the Representative to eliminate fractions) of the total number of Option Units to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Units. Such option may be exercised only to cover over-allotments in the sales of the Firm Units by the Underwriters and may be exercised in whole or in part at any time on or before noon, New York City time, on the business day before the Firm Closing Date (as defined below), and from time to time thereafter on or before the 30th day after the date of this Agreement, in each case upon written or electronic notice, or verbal or telephonic notice confirmed by written or electronic notice, by the Representative to the Company no later than noon, New York City time, on the business day before the Firm Closing Date or at least one business day before the Option Closing Date (as defined below), as the case may be, setting forth the number of Option Units to be purchased and the time and date (if other than the Firm Closing Date) of such purchase.

(c) The Company shall issue and sell to the Representative (and/or its designees) on the Firm Closing Date and/or Option Closing Date for an aggregate purchase price of $100.00, warrants (the “Representative’s Warrants”) for the purchase of an aggregate of [___] shares of Common Stock (which is equal to an aggregate of 9.0% of the Firm Units sold in the Offering) and up to an additional [___] shares of Common Stock if the Underwriters purchase all of the Option Units (which is equal to an aggregate of 9.0% of the Option Units sold in the Offering). The Representative’s Warrants shall be issuable pursuant to the Representative’s Warrant Agreement in the form attached hereto as Exhibit B (the “Representative’s Warrant Agreement”) and exercisable, in whole or in part, commencing on a date which is 180 days after the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price of $[__], which is equal to 125% of the public offering price of each Unit. The Representative’s Warrant Agreement and the shares of Common Stock issuable upon exercise of the Representative’s Warrant Agreement (the “Representative’s Warrant Shares”) are sometimes hereinafter referred to together as the “Representative’s Securities.” The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representative’s Warrant and the Representative’s Warrant Shares during the 180 days after the Effective Date and by its acceptance thereof each shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representative’s Warrant Agreement, or any portion thereof, the Representative’s Warrant Shares, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of 180 days following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

(d) For a period of 14 months starting on the Firm Closing Date, the Company shall grant the Representative a right of first participation to act as a co-manager with at least 50% of the economics, or in the case of a three-handed deal, 40% of the economics, for any and all future public and private equity and debt (excluding commercial bank debt, debt associated with the acquisition of real property, and Exempted Offerings) offerings undertaken by the Company or any direct or indirect subsidiary of the Company. “Exempted Offering” means (i) any contribution of property to the Operating Partnership or any of its subsidiaries in exchange for OP Units or equity interests in a subsidiary, (ii) any offering of equity interests by a subsidiary of the Transaction Entities to fund the purchase or development of properties, (iii) issuances of equity to the Company’s employees under any compensation plan approved by the Company’s stockholders, (iv) any issuance of equity interests by a subsidiary of the Company as payment for an acquisition or as part of a joint venture or other bona fide strategic transaction, provided that the primary purpose is not for financing and only to the extent that the strategic transaction was not introduced by any investment bank or placement agent, (v) any financing provided by any person or entity who is or was a holder of the debt or equity of a Transaction Entity immediately prior to the closing of the purchase of the Firm Units pursuant hereto, for which the Company does not use a placement agent, underwriter or other financial advisor, or (vi) any issuance of Common Stock by the Company after the Lock-Up Period (defined herein) in exchange for OP Units or equity interests of a subsidiary that were issued pursuant to a transaction described in clauses (i) through (v).

(e) Payment of the purchase price for, and delivery of the Firm Units and Representative’s Warrants shall be made at the offices of Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, at such other place, or remotely, as shall be agreed upon by the Representative and the Company, at 10:00 a.m., New York City time, on the second (or if the Firm Units are priced, as contemplated by Rule 15c6-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after 4:30 p.m. New York City time, third) business day following the date of this Agreement or at such time on such other date, not later than 10 business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment are called the “Firm Closing Date”). In addition, in the event that any or all of the Option Units are purchased by the Underwriters, payment of the purchase price, and delivery of such Option Units shall be made at the above-mentioned offices, at such other place, or remotely, as shall be agreed upon by the Representative and the Company, on each date of delivery as specified in the notice from the Representative to the Company (such time and date of delivery and payment are called the “Option Closing Date”). The latest possible Option Closing Date is the 30th day after the date of this Agreement. The Firm Closing Date and any Option Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(f) The Representative shall pay the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery of the Securities to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them.

(g) The Units shall be delivered on each Closing Date by or on behalf of the Company to the Underwriters through the facilities of the Depository Trust Company (“DTC”) for the account of each Underwriter.

2. Representations and Warranties of the Company. Each of the Transaction Entities, jointly and severally, represents and warrants to each Underwriter as of the date hereof, as of the Firm Closing Date and as of each Option Closing Date (if any), as follows:

(a) Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, conformed and will conform in all material respects, at the time it became effective and at each Closing Date, to the requirements of the Securities Act and the Rules. Each Prospectus (and any amendment or supplement thereto) conformed or will conform in all material respects when filed with the Commission and at each Closing Date to the requirements of the Securities Act and the Rules. At the Effective Date, at the date hereof and at each Closing Date, the Registration Statement and any post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of (i) the General Disclosure Package (as defined below) as of the Applicable Time (as defined below) and at each Closing Date, (ii) any electronic road show or investor presentation (including without limitation any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act) delivered to the Underwriters and approved by the Company and the Underwriters for use in connection with the marketing of the Offering (collectively, the “Marketing Materials”) as of the time of their use and at each Closing Date, (iii) any individual oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act (“Testing-the-Waters Communication”), when considered together with the General Disclosure Package, and (iv) the Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act and at each Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, none of the representations and warranties set forth above in this Section 2(a) shall apply to statements in, or omissions from, the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representative to the Company on behalf of the several Underwriters specifically for use in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representative on behalf of the several Underwriters for use in the Registration Statement, any Preliminary Prospectus or the Prospectus consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus: (i) the first paragraph under the heading “Discounts and Commissions” and (ii) the second, third, and fifth paragraphs and the second and third sentence of the fourth paragraph under the heading “Price Stabilization, Short Positions and Penalty Bids” (collectively, the “Underwriter Information”). Each Preliminary Prospectus delivered to the Underwriters for use in connection with the Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Prospectus, any Preliminary Prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Date, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of the Units.

As used in this Section 2(a) and elsewhere in this Agreement:

“Applicable Time” means 10:00 a.m. (Eastern time) on the date of this Agreement.

“General Disclosure Package” means the Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus issued at or prior to the Applicable Time, and the information included on Schedule 2(a), all considered together.

“Statutory Prospectus” means the Preliminary Prospectus relating to the Firm Units that is included in the Registration Statement immediately prior to the Applicable Time.

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules) prepared by or on behalf of the Company or used or referred to by the Company in connection with the Offering that is set forth on Schedule 2(B).

(b) Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company has not prepared, used, authorized, approved or referred to – and will not prepare, use, authorize, approve or refer to – any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, or (ii) the documents listed on Schedule 2(b) hereto and any other written communications approved in writing in advance by the Representative consisting of each electronic road show. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Firm Units or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict in any material respect, with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict in any material respect with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(c) The Company has made at least one version of the road show available without restriction by means of graphic communication to any person, including any potential investor in the Firm Units (and if there is more than one version of a road show for the offering that is a written communication, the version available without restriction was made available no later than the other versions).

(d) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus”, as defined in Rule 405 under the Rules, has been issued by the Commission and, to the knowledge of the Transaction Entities, no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of any Preliminary Prospectus and/or the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b). Any material required to be filed by the Company pursuant to Rule 433(d) of the Rules has been or will be made in the manner and within the time period required by that Rule.

(e) (i) At the time of filing the Registration Statement, (ii) at the earliest time after the Effective Date that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules) of the Units, and (iii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules, including (but not limited to) the Company or any other Subsidiary in the preceding three years having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules.

(f) The financial statements of the Company and the properties listed on Schedule 2(f) hereto (the “Significant Properties”) (including all notes and schedules thereto) included in the Registration Statement, the General Disclosure Package and Prospectus present fairly the financial position of such entities and their Subsidiaries (as defined below), if any, at the dates indicated and the statement of operations, stockholders’ equity and cash flows of, or such other permitted financial statements for, such entities and their Subsidiaries, if any, for the periods specified, and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and subject to such rules and guidelines, the Company believes the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act or the Rules promulgated thereunder. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(g) MaloneBailey, LLP (the “Auditor”), whose reports are filed with the Commission as a part of the Registration Statement, is and during the periods covered by its reports, was, to the knowledge of the Transaction Entities, an independent public accounting firm as required by the Securities Act, the Rules and the rules and regulations of the Public Company Accounting Oversight Board. The Auditor has not during the periods covered by the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus provided to the Company any non-audit services, as such term is defined in Section 10A(g) of the Exchange Act.

(h) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the

Operating Partnership Agreement and the various other agreements required hereunder and thereunder to which it is a party; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects (as described in the Registration Statement, the General Disclosure Package and the Prospectus) of the Transaction Entities and their Subsidiaries considered as a whole (a “Material Adverse Effect”).

(i) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect, and has all power and authority necessary to own or hold its properties and other assets, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Operating Partnership Agreement and the various other agreements required hereunder and thereunder to which it is a party. The Company is the sole general partner of the Operating Partnership. The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, in the form filed as an exhibit to the Registration Statement (the “Operating Partnership Agreement”), is in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) Each subsidiary of the Operating Partnership and the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not materially affect the value or use of such property or business. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The Company does not own or control, directly or indirectly, any corporation, association or other entity that is or will be a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X) other than the entities listed on Schedule 2(j). For purposes of this Agreement, “subsidiary” means each direct and indirect subsidiary of the Company, including the Operating Partnership.

(k) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Shares.” The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The outstanding shares of capital stock of the Company were issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are (i) no shares of capital stock of the Company are reserved for any purpose, (ii) no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company, and (iii) no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other securities of the Company.

(l) The outstanding OP Units of the Operating Partnership have been duly authorized for issuance by the Operating Partnership and the Company as its general partner and were validly issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal, or other right. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no OP Units are reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any OP Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or other securities of the Operating Partnership. The terms of the OP Units conform in all material respects to statements and descriptions related thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(m) All necessary corporate action (or limited partnership authorization, as applicable) has been duly and validly taken by each of the Transaction Entities or the applicable Transaction Entity to authorize the execution, delivery and performance of this Agreement, the Warrants, the Warrant Agency Agreement between the Company and VStock Transfer, LLC (the “Warrant Agency Agreement”), and the Representative’s Warrant Agreement (the “Transaction Documents”) and the issuance and sale of the Units, Shares, and, upon exercise of the Warrants and the Representative’s Warrant, the Warrant Shares and Representative’s Warrant Shares, respectively. The Transaction Documents have been duly authorized, executed and delivered by each of the Transaction Entities or the Company, as applicable.

(n) (i) The Operating Partnership Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership (and, to the knowledge of the Transaction Entities, by each other party thereto) and is a valid and binding agreement of the Company and the Operating Partnership (and, to the knowledge of the Transaction Entities, of each other party thereto), enforceable against the Company and the Operating Partnership (and, to the knowledge of the Transaction Entities, against each other party thereto) in accordance with its terms; (ii) each of the agreements filed as exhibits to the Registration Statement relating to the acquisition, financing or management of each property identified under the caption “OUR BUSINESS–Our Current Portfolio” in the Prospectus (the “Acquired Properties”) has been duly authorized, executed and delivered by the Company and/or the Operating Partnership, and is a valid and binding agreement, enforceable against the Company and/or the Operating Partnership (as applicable) in accordance with its terms, and neither of the Transaction Entities has any reason to believe that any of the aforementioned agreements have not been duly and validly authorized by all other parties thereto; and (iii) the employment agreements between the Company and David Sobelman and the Company and Richard Russell, as described in the Registration Statement, the General Disclosure Package and the Prospectus and filed as exhibits to the Registration Statement, have been duly authorized, executed and delivered by the Company (and, to the knowledge of Transaction Entities, by Messrs. Sobelman and Russell) and constitute a valid and binding agreement of the Company, enforceable against the Company (and, to the knowledge of Transaction Entities, against Messrs. Sobelman and Russell) in accordance with its terms; except in the case of each agreement described in this paragraph 2(n), as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to indemnification thereunder, except as rights may be limited by applicable law or policies underlying such law.

(o) The Units have been duly authorized for issuance and sale to the Underwriters or their nominees pursuant to this Agreement, and when the Units have been issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, the Units will be validly issued and fully paid and non-assessable. The Shares included in the Units have been duly authorized for issuance and sale, and when the Shares have been issued and delivered by the Company, the Shares will be validly issued and fully paid and non-assessable; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The Warrant Shares have been duly authorized for issuance and, upon exercise of the Warrants in accordance with their terms, the Warrant Shares will be validly issued and fully paid and non-assessable. The Representative’s Warrant Shares have been duly authorized for issuance and, upon exercise of the Representative’s Warrant in accordance with the Representative’s Warrant Agreement, the Representative’s Warrant Shares will be validly issued and fully paid and non-assessable. The Common Stock and Warrants conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; and no holder of the Units, Shares, Warrant Shares or Representative’s Warrant Shares will be subject to personal liability solely by reason of being such a holder. The certificates, if any, to be used to evidence the Units will, at the Closing Date, be in due and proper form and will comply in all material respects with all applicable legal requirements, the requirements of the charter and bylaws of the Company and the requirements of the Nasdaq Capital Market.

(p) Each of the Transaction Entities and each of their Subsidiaries, if any, has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties (including the Acquired Properties) and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. Each of the Transaction Entities and each of their Subsidiaries, if any, have fulfilled and performed in all material respects all of their respective obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of such entity thereunder. Except as may be required under the Securities Act, state and foreign Blue Sky laws and the rules of the Financial Industry Regulatory Authority (“FINRA”), no other Permits are required to enter into, deliver and perform the obligations of the Transaction Entities under this Agreement or the Representative’s Warrant Agreement and for the Company to issue and sell the Securities.

(q) Each of the Transaction Entities and each of their Subsidiaries owns or possesses legally enforceable rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business. Neither of the Transaction Entities nor any Subsidiary has received any notice of, or is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.

(r) (i) The Operating Partnership or a Subsidiary thereof has good and marketable title (fee or, in the case of ground leases and as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, leasehold) to each of the Acquired Properties, free and clear of all mortgages, pledges, liens, claims, security interests, restrictions or encumbrances of any kind, except such as (1) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (2) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Transaction Entities or any of their Subsidiaries; (ii) neither the Transaction Entities nor any of their Subsidiaries owns any real property other than the properties described in the Registration Statement, the General Disclosure Package and the Prospectus; (iii) each of the ground leases and subleases of real property, if any, material to the business of the Transaction Entities and their Subsidiaries, and under which the Transaction Entities or any of their Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, is in full force and effect, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property by either of the Transaction Entities or any of their Subsidiaries, and neither of the Transaction Entities nor any of their Subsidiaries has any notice of any material claim of any sort that has been asserted by any ground lessor or sublessor under a ground lease or sublease threatening the rights of the Transaction Entities or any of their Subsidiaries to the continued possession of the leased or subleased premises under any such ground lease or sublease; (iv) all liens, charges, encumbrances, claims or restrictions on any property owned by one of the Subsidiaries (each a “Property” and together, the “ Properties”) and the assets of a Transaction Entity or any of their Subsidiaries that are required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus are disclosed therein; (v) except for Walgreen Co. with respect to the Cocoa Property, no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease; (vi) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not, singly or in the aggregate, reasonably be expected to materially affect the use or value of any of the Properties; (vii) no Transaction Entity has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will materially affect the use or value of any of the Properties; and (viii) the mortgages and deeds of trust that encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties.

(s) (i) There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by any of the Company or its subsidiaries of interests in assets or real property that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus that are not so described; and (ii) neither the Company nor any of its subsidiaries has sold any real property to a third party during the immediately preceding 12 calendar months.

(t) Title insurance in favor of the Company, the Operating Partnership and the Subsidiaries has been obtained with respect to each property owned by any such entity, except where the failure to maintain such title insurance would not have a Material Adverse Effect.

(u) The Company has provided to the Representative true and complete copies of all indentures, credit agreements, mortgages, deeds of trust, guaranties, side letters, and other documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company or any of its subsidiaries (collectively, the “Loan Documents”), and none of the Company and its subsidiaries that is party to any of the Loan Documents is in default thereunder, nor has an event occurred which with the passage of time or the giving of notice, or both, would become a default by any of them under any of the Loan Documents, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the properties owned by the Company or its subsidiaries is encumbered by any credit agreements, mortgages, deeds of trust, guaranties, side letters, and other documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company or any of its subsidiaries.

(v) To the knowledge of the Transaction Entities, water, stormwater, sanitary sewer, electricity, telephone and high-speed broadband internet service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property.

(w) Each of the Company and its Subsidiaries have good and marketable title to all of its assets and personal property owned by it, free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and all assets and personal property held under lease by the Company and its Subsidiaries are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its Subsidiaries and the Company does not have notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company and its Subsidiaries under any such leases or affecting or questioning the rights of the Company and its Subsidiaries to be in the continued possession of the leased premises under such leases.

(x) Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus: (i) there has not been any event which would reasonably be expected to result in a Material Adverse Effect; (ii) neither of the Transaction Entities nor any of their Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood, pandemic or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would reasonably be expected to materially affect the use or value of any of the Properties. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the latest balance sheet included in the Registration Statement, the General Disclosure Package and the Prospectus, neither of the Transaction Entities nor any of their Subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(y) There is no document, contract or other agreement required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement, the General Disclosure Package or the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement, the General Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement is, or upon consummation of the Offering will be, in full force and effect and is valid and enforceable in all material respects by and against the Transaction Entities or any of their Subsidiaries, as the case may be, in accordance with its terms, except (i) such contracts or other agreements that have terminated or expired in accordance with their terms as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to indemnification thereunder, except as rights may be limited by applicable law or policies underlying such law. To the knowledge of the Transaction Entities, neither of the Transaction Entities nor any of their Subsidiaries, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would reasonably be expected to materially affect the use or value of any of the Properties. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Transaction Entities or any of their Subsidiaries, if a Subsidiary is a party thereto, of any other agreement or instrument to which it is a party or by which it or its properties or business may be bound or affected which default or event, individually or in the aggregate, would reasonably be expected to materially affect the use or value of its properties or business.

(z) The statistical and market related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus or the Marketing Materials.

(aa) Neither of the Transaction Entities nor any of their Subsidiaries (i) is in violation of its certificate or articles of incorporation, bylaws, certificate of limited partnership, agreement of limited partnership, certificate of formation, operating agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Transaction Entities or any of their Subsidiaries pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to materially affect the use or value of the business or property of a Transaction Entity or Subsidiary.

(bb) Neither the execution, delivery and performance of this Agreement by the Transaction Entities nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Securities) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Transaction Entities or any of their Subsidiaries pursuant to the terms of: (i) any indenture, mortgage, deed of trust or other agreement or instrument to which either of the Transaction Entities or any of their Subsidiaries is a party or by which either of the Transaction Entities or any of their Subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to either of the Transaction Entities or any of their Subsidiaries, or (ii) violate any provision of certificate or articles of incorporation, bylaws, certificate of limited partnership, agreement of limited partnership, certificate of formation, operating agreement or other organizational documents of either of the Transaction Entities or any of their Subsidiaries, except (A) in the case of clause (i) above, for violations or defaults that would not, individually or in the aggregate, reasonably be expected to materially affect the use or value of any of the Properties, and (B) for such consents or waivers which have already been obtained and are in full force and effect.

(cc) Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no holder of any security of the Company has any right, which has not been waived or satisfied prior to the date hereof, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 180 days after the date of this Agreement. Each director and executive officer of the Company and each stockholder of the Company listed on Schedule 2(cc) hereto has delivered to the Representative his, her or its enforceable written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).

(dd) There are no legal or governmental proceedings pending to which either of the Transaction Entities or any of their Subsidiaries is a party or of which any property of the Transaction Entities or any of their Subsidiaries is the subject which, if determined adversely to it could individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the Transaction Entities, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(ee) Neither of the Transaction Entities or any of their Subsidiaries is involved in any labor dispute nor, to the knowledge of the Transaction Entities, is any such dispute threatened, which dispute would reasonably be expected to result in a Material Adverse Effect. Neither of the Transaction Entities is aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries principal suppliers or contractors which would reasonably be expected to result in a Material Adverse Effect. Neither of the Transaction Entities is aware of any threatened or pending litigation between either of the Transaction Entities or any of their Subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Transaction Entities or their Subsidiaries, as the case may be.

(ff) No consent, approval, authorization, license or order of, or filing or registration of or with, any governmental entity is necessary or required for the execution, delivery and performance by the Company or any Subsidiary of its obligations hereunder, in connection with the offering, issuance and sale of the Securities hereunder, or its consummation of the transactions contemplated by the Transaction Documents or the Registration Statement, the General Disclosure Package and the Prospectus, or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Registration Statement, General Disclosure Package and Prospectus, except such as have been obtained or made and except for such as have been obtained or as may be required under the Securities Act, the Nasdaq Stock Market Listing Rules, applicable state or foreign securities laws or the rules of FINRA.

(gg) No transaction has occurred between or among either of the Transaction Entities, the Subsidiaries and any of their officers or directors, or five percent stockholders or any affiliate or affiliates of any such officer or director or five percent stockholders that is required to be described in and is not described in the Registration Statement, the General Disclosure Package and the Prospectus.

(hh) Neither of the Transaction Entities nor any of their Subsidiaries has taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any other security of the Company to facilitate the sale or resale of any of the Securities.

(ii) The Transaction Entities and their Subsidiaries have filed all material federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects, or have received timely extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined, would reasonably be expected to result in a Material Adverse Effect; nor are there any material proposed additional tax assessments against either of the Transaction Entities or their Subsidiaries.

(jj) Prior to the Firm Closing Date, the Units, Common Stock and Warrants shall have been duly authorized for listing on the Nasdaq Capital Market. The Company has filed with the Commission on Form 8-A (File No. [___]) to register the Common Stock under Section 12(b) of the Exchange Act. The registration of the Units, Common Stock and Warrants under the Exchange Act has been declared effective by the Commission prior to or as of the date hereof.

(kk) The books, records and accounts of the Transaction Entities and their Subsidiaries accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, and the results of operations of, the Transaction Entities and their Subsidiaries. The Transaction Entities and their Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ll) Neither of the Transaction Entities is aware of (i) except as described in the General Disclosure Package and the Prospectus, any material weakness or significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(mm) Except as described in the General Disclosure Package and the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Auditor has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(nn) Except as described in the General Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(oo) No relationship, direct or indirect, exists between or among the Company or its Subsidiaries, on the one hand, and the directors, officers, stockholders, or customers of the Company, on the other hand, that is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which is not so described. The Company has not, directly or indirectly, including through any Subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.

(pp) With such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect: (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or any of its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or any of its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company or any of its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor any of its Subsidiaries has been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its Subsidiaries are presently in material compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(qq) The Board of Directors of the Company (the “Board of Directors”) has validly established an audit committee whose composition satisfies, and upon completion of the Offering will satisfy, the requirements of Rule 5605(c)(2) of the Nasdaq Stock Market Listing Rules and the Board of Directors and/or the audit committee of the Board of Directors has adopted a charter that satisfies the requirements of Rule 5605(c)(1) of the Nasdaq Stock Market Listing Rules.

(rr) The Board of Directors has validly established a compensation committee whose composition satisfies, and upon completion of the Offering will satisfy, the requirements of Rule 5605(d)(2) of the Nasdaq Stock Market Listing Rules and the Board of Directors and/or the compensation committee of the Board of Directors has adopted a charter that satisfies the requirements of Rule 5605(d)(1) of the Nasdaq Stock Market Listing Rules.

(ss) The Company has taken all necessary actions to ensure that, at the time of effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) with which the Company is required to comply. The Company has not, directly or indirectly, including through any Subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.

(tt) The Transaction Entities and their Subsidiaries and the Acquired Properties (or Subsidiary thereof, if any) carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company believes is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. Neither of the Transaction Entities has any reason to believe that it or any of their Subsidiaries will not be able (A) to renew, if desired, its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that is not materially more significant. Neither of the Transaction Entities nor any of their Subsidiaries nor any Acquired Property (or Subsidiary thereof) has been denied any insurance coverage that it has sought or for which it has applied. The Transaction Entities, directly or indirectly, have obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in an amount equal to no less than 80% of the purchase price of each such Property.

(uu) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Underwriters or the sale of the Units hereunder that may affect the Underwriters’ compensation, as determined by the FINRA.

(vv) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither of the Transaction Entities has made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(ww) None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xx) To the knowledge of the Transaction Entities, no: (i) officer or director of the Transaction Entities or their Subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its Subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Transaction Entities will advise the Representative and its counsel if it becomes aware that any officer, director or stockholder of the Company or its Subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

(yy) Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(zz) No payment has been made by the Company or its subsidiaries, or by any person authorized to act on their behalf, to any person in connection with any contracts with any governmental entity or regulatory agency (“Government Contracts”), in violation of applicable procurement laws or regulations. The Transaction Entities and their Subsidiaries’ cost accounting and procurement systems with respect to Government Contracts are in compliance in all material respects with all applicable governmental regulations and requirements. With respect to each Government Contract: (i) the Transaction Entities and their Subsidiaries have complied with all material terms and conditions of such Government Contract, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein; (ii) the Transaction Entities and their Subsidiaries have complied with all material requirements of applicable laws pertaining to such Government Contract; (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract were complete and correct in all material respects as of their effective date, and the Transaction Entities and their Subsidiaries have complied in all material respects with all such representations and certifications; (iv) neither the United States government nor any prime contractor, subcontractor or other person has notified the Transaction Entities or their Subsidiaries, either orally or in writing, that the entity has breached or violated any applicable law, or any material certification, representation, clause, provision or requirement pertaining to such Government Contract; and (v) no termination for convenience, termination for default, cure notice or show cause notice is in effect as of the date hereof pertaining to any Government Contract. Neither of the Transaction Entities, their Subsidiaries, nor to the Company’s knowledge, any of their respective directors, officers or employees is (or during the last three years has been) under administrative, civil or criminal investigation, or indictment or audit by any governmental authority with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract (other than routine Defense Contract Audit Agency audits, in which no such irregularities, misstatements or omissions were identified). During the last three years, neither the Transaction Entities nor any of their Subsidiaries has conducted or initiated any internal investigation or made a voluntary disclosure to the United States government, with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract. There are no outstanding claims against the Transaction Entities or their Subsidiaries, either by the United States government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract. There are no disputes between the Transaction Entities or their Subsidiaries and the United States government under the Contract Disputes Act or any other statute or between the Company or any subsidiary and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract. Neither of the Transaction Entities, their Subsidiaries, nor, to the Company’s knowledge, any of their or the Subsidiary’s directors, officers or employees is (or during the last three years has been) suspended or debarred from doing business with the United States government or is (or during such period was) the subject of a finding of non-responsibility or ineligibility for United States government contracting. There is no suit or investigation pending and, to the Company’s knowledge, no suit or investigation threatened against the Company or any subsidiary with respect to any Government Contract.

(aaa) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) each of the Transaction Entities and each of their Subsidiaries, if any, is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to its properties and business; (ii) neither of the Transaction Entities or their Subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of Transaction Entities and their Subsidiaries has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance in all material respects with all terms and conditions of any such permit, license or approval; (iv) to the knowledge of the Transaction Entities, no facts currently exist that will require either of the Transaction Entities or their Subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by either of the Transaction Entities or their Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”), or otherwise designated as a contaminated site under applicable state or local law. Neither of the Transaction Entities nor their Subsidiaries has been named as a “potentially responsible party” under CERCLA.

(bbb) Neither of the Transaction Entities expects to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and published interpretations thereunder for the year ending December 31, 2021, and has no plan or intention to conduct its business in a manner that would be reasonably expected to result in either of the Transaction Entities becoming a PFIC in the future under current laws and regulations.

(ccc) Neither of the Transaction Entities is and, after giving effect to the Offering, the sale of the Units and the application of proceeds thereof as described in the General Disclosure Package and the Prospectus, will be, required, to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ddd) Neither of the Transaction Entities nor any other person acting on behalf of the Transaction Entities including, without limitation, any director, officer, agent or employee of the Transaction Entities or their Subsidiaries, has, directly or indirectly, while acting on behalf of the Transaction Entities or their Subsidiaries: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(eee) The operations of the Transaction Entities and their Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities and their Subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Transaction Entities, threatened.

(fff) Neither of the Transaction Entities nor their Subsidiaries, nor, to the knowledge of the Transaction Entities, any director, officer, agent, employee or affiliate of the Transaction Entities or their Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither of the Transaction Entities will directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to its Subsidiaries or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ggg) Neither of the Transaction Entities, nor to the knowledge of the Transaction Entities, any of their directors or officers or any agent, employee, affiliate or other person acting on behalf of the Transaction Entities, has engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act of 1996, the National Defense Authorization Act for Fiscal Year 2012, the Iran Threat Reduction and Syria Human Rights Act of 2012 or any Executive Order relating to any of the foregoing (collectively, and as each may be amended from time to time, the “Iran Sanctions”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of engaging in any activities sanctionable under the Iran Sanctions.

(hhh) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants. Neither the Company nor the Operating Partnership has sold or issued any securities that would be integrated with the sale of the Units pursuant to the Registration Statement pursuant to the Securities Act, the Rules or the interpretations thereof by the Commission.

(iii) The Transaction Entities fulfilled their obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

(jjj) The statements in (i) the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Offering Summary—Restrictions on Ownership of Our Stock,” “Prospectus Summary—Distribution Policy,” “Prospectus Summary—REIT Status,” “Description of Shares,” “Description of Warrants,” “Our Operating Partnership and the Partnership Agreement,” “Material Federal Income Tax Considerations,” “ERISA Considerations” and “Underwriting” (other than the Underwriter Information) and (ii) the Company’s Annual Report on Form 1-K for the fiscal year ended December 31, 2020, under the headings “Compensation of Executive Officers,” “Employment Contracts, Termination of Employment, Change-In-Control Arrangements,” “Director Compensation,” “Conflicts of Interest” and “Interest of Management and Others in Certain Transactions” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(kkk) The Company is organized to conform with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and the Company’s proposed method of operation will enable it to qualify for taxation as a REIT under the Code for the calendar year ending December 31, 2021. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the ability of the Company to qualify for taxation as a REIT under the Code) set forth in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

(lll) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Operating Partnership is not currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s partnership interest, or from repaying the Company for any loans or advances made by the Company to the Operating Partnership.

(mmm) Since the date of the preliminary prospectus included in the Registration Statement filed with the Commission on December 26, 2019 (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined herein)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(nnn) The Company: (i) has not, without the knowledge of the Representative, engaged in any Testing-the-Waters Communication or distributed any offering material in connection with the Offering and the sale of the Units, other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications, other than those listed on Schedule 2(b) hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(ooo) Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company and the Operating Partnership, as to matters covered thereby, to each Underwriter.

3. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Units are subject to each of the following terms and conditions:

(a) Notification that the Registration Statement has become effective shall have been received by the Representative and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a)(i) of this Agreement and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule. No prospectus or amendment or supplement to the Registration Statement, the Prospectus, any Preliminary Prospectus, or any Issuer Free Writing Prospectus shall be filed to which the Underwriters shall have reasonably objected in writing.

(b) No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representative. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

(c) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 3(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company shall have performed in all material respects all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such Closing Date.

(d) The Representative shall have received on each Closing Date a certificate, addressed to the Representative and dated such Closing Date, of the chief executive officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed in all material respects all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement, the Prospectus, the General Disclosure Package, and any individual Issuer Free Writing Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include, and as of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included, any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the General Disclosure Package or the Prospectus; (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act; and (v) there has not occurred any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects (as described in the Registration Statement, the General Disclosure Package and the Prospectus) of the Transaction Entities and their Subsidiaries considered as a whole.

(e) The Representative shall have received: (i) simultaneously with the execution of this Agreement a signed letter from the Auditor addressed to the Representative and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Disclosure Package, and (ii) on each Closing Date, a signed letter from the Auditor addressed to the Representative and dated the date of such Closing Date, in form and substance reasonably satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) On each Closing Date, the Representative shall have received the favorable opinion, dated as of such Closing Date, of outside legal counsel to the Company in form and substance reasonably satisfactory to counsel for the Underwriters.

(g) On each Closing Date, the Representative shall have received the favorable tax opinion, dated as of such Closing Date, of tax counsel to the Company in form and substance reasonably satisfactory to counsel for the Underwriters.

(h) On each Closing Date, there shall have been furnished to the Representative the negative assurance letter of Harter Secrest & Emery LLP, counsel to the Representative, dated such Closing Date, as applicable, and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(i) On each Closing Date, the Company shall deliver Representative’s Warrants to the Representative or its designees pursuant to Section 1(c) in the name or names and in such authorized denominations as the Representative may request.

(j) All proceedings taken in connection with the sale of the Firm Units and the Option Units as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and their counsel.

(k) The Representative shall have received copies of the Lock-up Agreements executed by each entity or person listed on Schedule 2(cc) hereto.

(l) The Units, Shares and Warrants shall have been approved for listing on the Nasdaq Capital Market, subject only to official notice of issuance.

(m) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus: (i) there shall not have been any material change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Transaction Entities or Subsidiaries, (ii) except as set forth or contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Transaction Entities that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Transaction Entities, (iii) no loss or damage (whether or not insured) to the property of the Transaction Entities shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Transaction Entities or any of their properties that is material to the Transaction Entities or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the assets, properties, condition (financial or otherwise), or in the results of operations, business affairs or business prospects of the Transaction Entities or their Subsidiaries considered as a whole that makes it impractical or inadvisable in the Representative’s judgment to proceed with the purchase or offering of the Units as contemplated hereby.

(n) On or prior to the Firm Closing Date, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and agreements in connection with the Offering.

(o) The Company shall have furnished or caused to be furnished to the Representative such further customary certificates or documents as the Representative shall have reasonably requested.

(p) On or prior to the Firm Closing Date, the Company shall have entered into the Warrant Agency Agreement.

4. Covenants and Other Agreements of the Transaction Entities.

(a) The Transaction Entities, jointly and severally, covenant and agree with each Underwriter as follows:

(i) The Company will use its commercially reasonable efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rule 433(d).

(ii) The Company shall promptly advise the Representative in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or any “free writing prospectus,” as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any Issuer Free Writing Prospectus unless the Company has furnished the Representative a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representative reasonably objects. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) If, at any time when a prospectus relating to the Securities (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv) If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v) The Company shall make generally available to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company’s fiscal year), an earnings statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

(vi) The Company shall furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request. If applicable, the copies of the Registration Statement, preliminary prospectus, any Issuer Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vii) The Company shall cooperate with the Representative and its counsel in endeavoring to qualify the Securities for offer and sale in connection with the Offering under the laws of such jurisdictions as the Representative may designate and shall maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(viii) The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(ix) The Company shall, during the term of the Lock-Up Agreements, enforce the terms thereof and impose stop-transfer restrictions on any sale or other transfer or disposition of Company securities until the end of the term of the Lock-Up Agreements.

(x) From the date hereof and until 180 days after Firm Closing Date, or, if later, the final Option Closing Date (the “Lock-Up Period”), neither the Company nor any Subsidiary shall issue, enter into any agreement to issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of, or announce the issuance or distribution of any shares of Common Stock or securities convertible into or exercisable for Common Stock. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the General Disclosure Package and the Prospectus, (C) any shares of Common Stock, limited partnership interests in the Operating Partnership, dividend equivalent rights or other equity-based awards issued, or options to purchase Common Stock granted, pursuant to existing employee benefit plans of the Company referred to in the General Disclosure Package and the Prospectus (including the filing of a registration statement on Form S-8 relating to such existing employee benefit plans of the Company referred to in the General Disclosure Package and the Prospectus) or (D) an Exempted Offering (other than an Exempted Offering described in clause (v) of the definition of Exempted Offering).

(xi) On or before completion of this Offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq Capital Market (including any required registration under the Exchange Act).

(xii) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, its condition, financial or otherwise, or its earnings, business affairs or business prospects, or the Offering without the prior written consent of the Representative unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(xiii) The Transaction Entities will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Units, Shares, Warrants and Warrant Shares.

(xiv) The Company will apply the net proceeds from the Offering in the manner set forth under “Use of Proceeds” in the Prospectus.

(xv) The Company will use commercially reasonable efforts to effect and maintain the listing of the Common Stock and Warrants on the Nasdaq Capital Market.

(xvi) The Company will use commercially reasonable efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2021, and the Company will use its commercially reasonable best efforts to qualify for taxation as a REIT under the Code unless the Board of Directors of the Company determines in good faith that it is not in the best interests of the Company and its stockholders to be so qualified.

(xvii) For so long as they are legally required to do so, each of the Transaction Entities will use commercially reasonable efforts to comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

(xviii) The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of: (a) completion of the distribution of the Units within the meaning of the Securities Act and (b) the end of the term of the Lock-Up Agreements.

(xix) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(xx) The Company shall continue to retain the Auditor (or other independent PCAOB registered public accounting firm reasonably acceptable to the Representative) as independent public accountants for the Company for a period of fourteen (14) months following the final Closing Date.

(xxi) The Company shall continue to retain securities counsel reasonably acceptable to the Representative, with Foley & Lardner LLP agreed as being acceptable, for a period of fourteen (14) months following the final Closing Date.

(xxii) Prior to the Firm Closing Date, the Company shall have retained a transfer agent for the Common Stock reasonable acceptable to the Representative, with VStock Transfer, LLC agreed as being acceptable, for a period of fourteen (14) months following the final Closing Date.

(xxiii) Prior to the Firm Closing Date, the Company shall have engaged a financial public relations firm reasonable acceptable to the Representative which firm shall be experienced in assisting issuers in public offerings of securities and in their relations with their securityholders and shall continue to retain such firm for a period of fourteen (14) months after the final Closing Date.

(xxiv) As of the Closing Date, the Company shall have obtained and shall maintain for a period of no less than two years, “key man” life insurance in a minimum amount of $1,000,000 and with the Company as the sole beneficiary thereof with an insurer rated at least AA or better in the most recent edition of “Best’s Life Reports” on the life of Mr. David Sobelman.

(b) The Transaction Entities agree to pay, or reimburse if paid by the Representative, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the Offering and the performance of the obligations of the Transaction Entities under this Agreement including those relating to: (i) the preparation, printing, reproduction filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements thereto, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Units to the Underwriters, if any; (iii) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the various requisite jurisdictions; (iv) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus, any Issuer Free Writing Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use by the Underwriters or by dealers to whom Units may be sold in connection with the Offering; (v) the filing fees of FINRA in connection with its review of the terms of the Offering; (vi) inclusion of the Shares and Warrants for listing on the Nasdaq Capital Market; and (vii) all transfer taxes, if any, with respect to the sale and delivery of the Units by the Company to the Underwriters. In addition to the foregoing and the fees in Section 1, upon the consummation of the Offering on the Closing Date, the Company shall reimburse the Representative for up to $125,000 of its accountable out-of-pocket expenses incurred for legal fees of Representative’s counsel. In the event the Offering is not consummated for any reason, the Company shall reimburse the Representative for up to $30,000 of its accountable out-of-pocket expenses. The Company has provided the Representative (but no other Underwriter) prior to the date hereof, an advance in the amount of $15,000 for its expenses, including legal fees, background search firm fees, and road show expenses, incurred in connection with the Offering (collectively, the “Advance”), which shall be subtracted from any fees or expense reimbursements payable to the Representative pursuant hereto. Any unused portion of the Advance shall be returned to the Company upon the earlier of the Closing Date or termination of the Offering.

(c) The Company acknowledges and agrees that each of the Underwriters has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company and the Underwriters with respect to the offering of Units contemplated hereby (including in connection with determining the terms of the Offering) and not as a financial advisor, agent or fiduciary to the Company or any other person. Additionally, the Company acknowledges and agrees that the Underwriters have not and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary duty to the Company or any other person in connection with any such transaction or the process leading thereto.

(d) The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Units that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions set forth in Rule 433 of the Rules to avoid a requirement to file with the Commission any Marketing Materials.

5. Indemnification.

(a) Each of the Transaction Entities, jointly and severally, agrees to indemnify, defend and hold harmless the Underwriters, their respective affiliates, directors and officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) an untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, or the Marketing Materials or in any other materials used in connection with the Offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Transaction Entities contained herein, or (iv) in whole or in part, any failure of the Transaction Entities to perform its obligations hereunder or under applicable law, and will reimburse the Underwriters for its reasonable legal or other out of pocket expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that (y) neither of the Transaction Entities shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the General Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information and (z) with respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, if any, the indemnity agreement contained in this Section 5(a) shall not inure to the benefit of an Underwriter to the extent that any losses, claims, damages or liabilities of such Underwriter results from the fact that a copy of the Preliminary Prospectus was not given or sent to the person asserting any such loss, claims, damage or liability at or prior to the written confirmation of sale of the Units to such person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under this Agreement. This indemnity agreement will be in addition to any liability which the Transaction Entities may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless (i) the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the

Registration Statement, the General Disclosure Package or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriter Information; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount and commissions applicable to the Units to be purchased by such Underwriter hereunder.

(c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with one firm of legal counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, and in any such event the reasonable fees and expenses of one separate counsel (and any additional local counsels) shall be paid by the indemnifying party. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

6. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, on the other hand, from the Offering pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Transaction Entities, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Units purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director or partner of the Transaction Entities, each officer of the Transaction Entities who signed the Registration Statement, and each person, if any, who controls the Transaction Entities within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Transaction Entities. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective underwriting commitments and not joint.

7. Termination.

(a) This Agreement may be terminated with respect to the Units to be purchased on a Closing Date by the Representative by notifying the Company at any time at or before a Closing Date in the absolute discretion of the Representative if: (i) there shall have occurred a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Units or enforce contracts for the sale of the Units; (ii) any condition specified in Section 3 shall not have been fulfilled when and as required to be fulfilled and not waived by the Representative; (iii) there has occurred any outbreak or material escalation of hostilities or acts of terrorism, pandemic or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representative, inadvisable or impracticable to market the Units or enforce contracts for the sale of the Units; (iv) trading in the shares of Common Stock or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, the NYSE American or the Nasdaq Capital Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (v) a banking moratorium has been declared by any state or Federal authority; or (vi) in reasonable judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Transaction Entities and their Subsidiaries, considered as a whole, whether or not arising in the ordinary course of business, such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Units or enforce contracts for the sale of the Units.

(b) If this Agreement is terminated pursuant to this Section 7, neither of the Transaction Entities shall have any liability to any Underwriter, and no Underwriter shall have any liability to the Transaction Entities, except as set forth in Section 4(b) and Sections 5, 6 and 7; provided, however, that no Underwriter who shall have failed or refused to purchase the Units agreed to be purchased by it under this Agreement, other than as permitted in Section 7 hereof, shall be relieved of liability to the Transaction Entities, or to the other Underwriters for damages occasioned by its failure or refusal.

8. Substitution of Underwriters.

(a) If any Underwriter shall default in its obligation to purchase on any Closing Date the Units agreed to be purchased hereunder on such Closing Date, the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Units on the terms contained herein. If, however, the Representative shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties reasonably satisfactory to the Underwriters to purchase such Units on such terms.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of Units which remains unpurchased on such Closing Date does not exceed 10% of the aggregate number of all the Units that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Units which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representative or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of such Units which remains unpurchased exceeds 10% of the aggregate number of all the Units to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the Firm Closing Date, the obligations of the Underwriters to purchase and of the Company, as the case may be, to sell the Option Units to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company, and without liability on the part of the Company, except as provided in the first, third, and last sentences of Section 4(b) and Sections 5, 6 and 8. The provisions of this Section 8 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement with respect to such Units.

9. Representations, Warranties and Agreements to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Transaction Entities and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Transaction Entities, or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Units.

10. Miscellaneous.

(a) This Agreement has been and is made for the benefit of the Underwriters, the Transaction Entities, and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Transaction Entities, and directors and officers of the Transaction Entities, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Units from any Underwriter merely because of such purchase.

(b) All notices and communications hereunder shall be in writing and mailed, electronically transmitted, delivered, or given by telephone if subsequently confirmed in writing, (a) if to the Representative, c/o Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, Attention: Equity Capital Markets, with a copy to Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174, Attention: General Counsel, and to Harter Secrest & Emery LLP, 1600 Bausch & Lomb Place, Rochester, NY 14604, Attention: Alexander R. McClean, Esq., and (b) if to the Company, to the Company’s agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to Foley & Lardner LLP, 100 North Tampa Street, Suite 2700, Tampa, FL 33602, Attention: Curt Creely, Esq.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard for conflict of laws principles. Each of the parties hereto hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. THE PARTIES AGREE, TO THE EXTENT PERMITTED BY LAW, TO WAIVE THEIR RIGHTS TO A JURY TRIAL IN ANY PROCEEDING ARISING OUT OF THIS AGREEMENT.

(d) In connection with this Agreement, the Representative will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative, will be binding on all the Underwriters.

(e) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior or contemporaneous written or oral agreements, understandings, promises and negotiations with respect to the subject matter hereof.

(f) The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(g) In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.

(h) This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Transaction Entities and the Representative.

(i) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts may be delivered by facsimile or by email delivery of a “pdf” format data file, which counterparts shall be valid as if original and which delivery shall be valid delivery thereof.

[Signature Page Follows]

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

Generation Income Properties, Inc.

By:
Name:	David Sobelman
Title:	President and Chairman

Generation Income Properties, L.P.
By: Generation Income Properties, Inc., its General Partner

By:
Name:	David Sobelman
Title:	President and Chairman

Agreed to and confirmed

REPRESENTATIVE

(acting severally on behalf of itself and as Representative of the several Underwriters named on Schedule 1(a) annexed hereto.):

Maxim Group LLC

By:
Name:	Clifford Teller
Title:	Executive Managing Director

[Underwriting Agreement]

SCHEDULE 1(A)

Underwriters

Name	Firm Units	Shares	Warrants	Closing Purchase Price
Maxim Group LLC	[__]	[__]	[__]	[__]
Joseph Gunnar & Co. LLC
Total	[__]	[__]	[__]	[__]

SCHEDULE 2(A)

General Disclosure Package

[None.]

SCHEDULE 2(B)

Issuer Free Writing Prospectus

[None.]

SCHEDULE 2(F)

Significant Properties

None

SCHEDULE 2(J)

Significant Subsidiaries

SUBSIDIARY	STATE OF INCORPORATION / FORMATION
GENERATION INCOME PROPERTIES, LP	Delaware
GIP REIT OP LIMITED LLC	Delaware
GIP DB SPE, LLC	Delaware
GIPDC 3707 14TH ST LLC	Delaware
GIPFL 1300 S DALE MABRY LLC	Delaware
GIPAL JV 15091 SW ALABAMA 20	Delaware
GIPVA 2510 WALMER AVE, LLC	Delaware
GIPVA 130 CORPORATE BLVD, LLC	Delaware
GIPFL JV 1106 CLEARLAKE ROAD, LLC	Delaware
GIPRI 332 VALLEY ST LLC	Delaware
GIPFL 508 S HOWARD AVE, LLC	Delaware
GIPNC 201 ETHERIDGE ROAD LLC	Delaware
GIPFL 702 TILLMAN PLACE, LLC	Delaware

SCHEDULE 2(CC)

Lock-up Signatories

1.	David Sobelman

2.	Richard Russell

3.	Benjamin Adams

4.	Patrick Quilty

5.	Betsy Peck

6.	Stuart Eisenberg

7.	Steve Westphal as President of Kitty Talk, Inc.*

8.	John Robert Sierra Sr. as sole trustee of the John Robert Sierra, Sr. Revocable Family Trust

*	Lock-Up Period for this stockholder is 90 days from the date of the final prospectus filed with the Commission pursuant to Rule 424(b)

EXHIBIT A

Form of Lock-Up Agreement

(See Attached)

EXHIBIT B

Representative’s Warrant Agreement

(See Attached)

EXHIBIT C

Warrant

(See Attached)